UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2009
HARRIS STRATEX NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Address of principal executive offices:	637 Davis Drive, Morrisville, NC 27560
Registrant’s telephone number, including area code:	(919) 767- 3250
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On January 7, 2009, Harris Stratex Networks, Inc. (“Harris Stratex” or the “Company”) issued a press release confirming revenue guidance for the second quarter ended January 2, 2009. The Company also announced it has commenced an interim review of goodwill and other indefinite-lived intangible assets for impairment, and expects to record a non-cash charge to write down a significant portion of these assets as of the end of the second quarter. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in response to this item. In addition, the information provided in response to Item 2.06, below, is incorporated by reference in response to this item.

Item 2.06.	Material Impairments.
     On January 7, 2009, the Company determined that based on the current global economic environment and the decline in the Company’s market valuation, it is likely that the fair value of one or more of its reporting units has been reduced below its carrying value. As a result, the Company has commenced an interim review of goodwill and other indefinite-lived intangible assets for impairment, and expects to record a non-cash charge to write down a significant portion of these assets as of the end of its fiscal quarter ended January 2, 2009. As of September 28, 2008, the balance of goodwill and other indefinite-lived intangible assets totaled $316 million, and relates primarily to the goodwill recorded in connection with the combination of Stratex Networks, Inc. and the Microwave Communications Division of Harris Corporation.
     Though the goodwill impairment testing is not yet completed, it is the view of the Company’s management that a significant portion of the $316 million of goodwill and other indefinite-lived intangible assets on the Company’s balance sheet will be impaired as of the end of its fiscal quarter ended January 2, 2009.
     As of the time of this filing, the impairment review has not been completed, and therefore the Company is unable in good faith to make a determination of an estimate of the amount or range of amounts of the impairment charge. The Company will disclose such an estimate in a future filing with the Securities and Exchange Commission. Such impairment of goodwill and other indefinite-lived intangible assets will be included in the Company’s consolidated financial results as of and for the fiscal quarter ended January 2, 2009. The Company will not be required to make any current or future cash expenditures as a result of these impairments.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is furnished herewith:
99.1 Press Release, issued by Harris Stratex Networks, Inc. on January 7, 2009 (furnished pursuant to Item 2.02).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS STRATEX NETWORKS, INC.
Dated: January 7, 2009	By:	/s/ Sarah A. Dudash
		Name:	Sarah A. Dudash
		Title:	Senior Vice President and Chief Financial Officer